As filed with the Securities and Exchange Commission on September 24, 2014

Registration No. 333-179021

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-0635229 (I.R.S. Employer Identification Number)

6 Chesterfield Gardens

London England W1J 5BQ

+44 (0) 20 7659 4660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brady K. Long

Vice President, General Counsel and Secretary

Ensco plc

5847 San Felipe, Suite 3300

Houston, Texas 77057

(713) 789-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Tull R. Florey
Baker Botts LLP
910 Louisiana
Houston, Texas 77002
(713) 229-1379

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-179021) (as amended, this “Registration Statement”) is being filed to update Item 15 of Part II of the Registration Statement to reflect changes to our Articles of Association, to update Item 16 of Part II of the Registration Statement to reflect exhibits previously filed and to include Item 17 of Part II of the Registration Statement.  No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Item 14 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC Registration Fee	$ *
Printing and Engraving Expenses	* *
Legal Fees and Expenses	* *
Accounting Fees and Expenses	* *
Blue Sky Fees and Expenses	* *
Trustees’ Fees and Expenses	* *
Miscellaneous	* *
Total	* *

*                 To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

* *       These fees are calculated based upon the number of issuances and amount of securities offered and thus cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers.

Article 138 of our articles of association (the “Articles”) provides:

138.      INDEMNITY

138.1     To the extent permitted by the Acts and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

(a)                     indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

(b)                     indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme;

(c)                      create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 144.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

138.2     Where a person is indemnified against any liability in accordance with Article 138.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

Article 84 of the Articles provides:

84 Insurance

Subject to the provisions of the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company or of any associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

Section 232 of the Companies Act 2006 provides as follows:

232 PROVISIONS PROTECTING DIRECTORS FROM LIABILITY

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 of the Companies Act 2006 provides as follows:

233 PROVISION OF INSURANCE

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 of the Companies Act 2006 provides as follows:

234 QUALIFYING THIRD PARTY INDEMNITY PROVISION

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay—

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director—

(i) in defending criminal proceedings in which he is convicted, or

(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction, judgment or refusal of relief becomes final—

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of—

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 of the Companies Act 2006 provides as follows:

235 QUALIFYING PENSION SCHEME INDEMNITY PROVISION

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay—

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction becomes final—

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of—

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 239 of the Companies Act 2006 provides as follows:

239 RATIFICATION OF ACTS OF DIRECTORS

(1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5) For the purposes of this section—

(a) “conduct” includes acts and omissions;

(b) “director” includes a former director;

(c) a shadow director is treated as a director; and

(d) in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6) Nothing in this section affects—

(a) the validity of a decision taken by unanimous consent of the members of the company, or

(b) any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

Section 1157 of the Companies Act 2006 provides as follows:

1157 POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Under Section 250 of the Companies Act 2006, a “director” is defined to include “any person occupying the position of director, by whatever name called.” In our case, references in the Companies Act 2006 to a “director” would also include certain officers.

On December 22, 2009, we and ENSCO International Incorporated (“Ensco Delaware”) entered into deeds of indemnity and indemnification agreements, respectively (collectively, the “indemnity arrangements”), with each of the directors and executive officers that previously served as directors or executive officers of Ensco Delaware and now serve in such capacity for us. The indemnity arrangements generally provide that such persons will be indemnified to the fullest extent permitted by applicable law, including with respect to losses suffered or incurred by them, among others, arising out of or in connection with the person’s appointment as a director or officer or serving in such capacity for us or any other member of the Ensco group, including Ensco Delaware. The indemnity arrangements also provide for advancement of expenses to the directors and officers in connection with legal proceedings under the conditions described therein. The terms of the indemnity arrangements are subject to certain exceptions or exclusions to the extent required by applicable law, including the repayment of advancement of expenses in certain circumstances. Ensco Delaware has also amended its bylaws and Certificate of Incorporation in furtherance of such indemnity arrangements to provide similar indemnification rights to such persons.

We will maintain directors and officers insurance coverage, which, subject to policy terms and limitations, will include coverage to reimburse the Company for amounts that it may be required or permitted by law to pay our directors or officers.

ITEM 16. Exhibits.

Exhibit Number	Description

*1.1	Form of Underwriting Agreement.

**4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).

**4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.3

Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).

**4.4

Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.5

Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.6

First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

**4.7

Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

*4.8	Form of Senior Debt Indenture.

*4.9	Form of Senior Debt Securities.

*4.10	Form of Senior Subordinated Debt Indenture.

*4.11	Form of Senior Subordinated Debt Securities.

*4.12	Form of Subordinated Debt Indenture.

*4.13	Form of Subordinated Debt Securities.

*4.14	Form of Resolutions Establishing Series of Ordinary Shares.

*4.15	Form of Resolutions Establishing Series of Preference Shares.

*4.16	Form of Deposit Agreement.

*4.17	Form of Depositary Agreement.

*4.18	Form of Warrant Agreement.

*4.19	Form of Warrant Certificate.

*4.20	Form of Share Purchase Contract.

*4.21	Form of Unit Agreement.

**4.22

Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.22 Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

**4.23

Supplemental Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

**5.1	Legal Opinion of Baker & McKenzie LLP, London.

**5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

**12.1	Statement regarding computation of ratio of earnings to fixed charges.

**15.1	Letter Regarding Unaudited Interim Financial Information for the period ended March 31, 2011.

**15.2	Letter Regarding Unaudited Interim Financial Information for the period ended June 30, 2011.

**15.3	Letter Regarding Unaudited Interim Financial Information for the period ended September 30, 2011.

**23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.

**23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.

**23.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

**23.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).

**24.1	Powers of Attorney.

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

**25.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1.

*                   To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**            Filed previously.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)         That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions set forth in Item 15, or otherwise, each such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, United Kingdom, on the 24th day of September, 2014.

ENSCO PLC

By:	/s/James W. Swent, III
James W. Swent, III
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Carl G. Trowell	Director, Chief Executive Officer and President	September 24, 2014
Carl G. Trowell

/s/James W. Swent, III	Executive Vice President and Chief Financial Officer	September 24, 2014
James W. Swent, III

/s/Robert W. Edwards, III	Controller (principal accounting officer)	September 24, 2014
Robert W. Edwards, III

*	Chairman of the Board	September 24, 2014
Daniel W. Rabun

*	Director	September 24, 2014
J. Roderick Clark

Director
Roxanne J. Decyk

Director
Mary E. Francis CBE

Director
C. Christopher Gaut

*	Director	September 24, 2014
Gerald W. Haddock

*	Director	September 24, 2014
Francis S. Kalman

*	Director	September 24, 2014
Keith O. Rattie

Director
Paul E. Rowsey, III

/s/Brady K. Long	Vice President—General Counsel and Company Secretary and Authorized Representative in the United States	September 24, 2014
Brady K. Long

*By:	/s/James W. Swent, III
James W. Swent, III, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

*1.1	Form of Underwriting Agreement.

**4.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).

**4.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.3

Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).

**4.4

Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).

**4.5

Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.6

First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

**4.7

Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

*4.8	Form of Senior Debt Indenture.

*4.9	Form of Senior Debt Securities.

*4.10	Form of Senior Subordinated Debt Indenture.

*4.11	Form of Senior Subordinated Debt Securities.

*4.12	Form of Subordinated Debt Indenture.

*4.13	Form of Subordinated Debt Securities.

*4.14	Form of Resolutions Establishing Series of Ordinary Shares.

*4.15	Form of Resolutions Establishing Series of Preference Shares.

*4.16	Form of Deposit Agreement.

*4.17	Form of Depositary Agreement.

*4.18	Form of Warrant Agreement.

*4.19	Form of Warrant Certificate.

*4.20	Form of Share Purchase Contract.

*4.21	Form of Unit Agreement.

**4.22

Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.22 Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

**4.23

Supplemental Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.23 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

**5.1	Legal Opinion of Baker & McKenzie LLP, London.

**5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

**12.1	Statement regarding computation of ratio of earnings to fixed charges.

**15.1	Letter Regarding Unaudited Interim Financial Information for the period ended March 31, 2011.

**15.2	Letter Regarding Unaudited Interim Financial Information for the period ended June 30, 2011.

**15.3	Letter Regarding Unaudited Interim Financial Information for the period ended September 30, 2011.

**23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.

**23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.

**23.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

**23.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).

**24.1	Powers of Attorney.

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

**25.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1.

*                   To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**            Filed previously.